UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K
                                    --------

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Earliest Event Reported September 5, 2000

                          Commission File No. 000-20201
                          -----------------------------


                            HAMPSHIRE GROUP, LIMITED
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)



                     DELAWARE                       06-0967107
             ----------------------     ---------------------------------
            (State of Incorporation)   (I.R.S. Employer Identification No.)


                             215 COMMERCE BOULEVARD

                         ANDERSON, SOUTH CAROLINA 29625

                                 (864) 225-6232
          -------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code of Registrant's Principal Executive Offices)


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Item 2.  Acquisition of Assets
------------------------------
     On September 6, 2000, Hampshire Group, Limited ("Hampshire Group"), through its wholly owned subsidiary Vintage III, Inc. ("Vintage"), concluded the acquisition of substantially all the assets and business of Item-Eyes, Inc. ("Item-Eyes"), a privately held sportswear company. Item-Eyes maintains an operation center and sales offices/showroom in New York City and a corporate office in Hauppauge, New York.

     The purchase price consisted of $13,000,000 cash, $2,350,000 subordinated notes of Vintage (the "Subordinated Notes"), and 377,056 shares of common stock of Hampshire Group. Vintage also assumed certain liabilities of Item-Eyes including approximately $26,850,000 of borrowings under a revolving credit agreement and approximately $11,050,000 in trade payables and accrued expenses. The Subordinated Notes issued by Vintage are subordinate in all respects to all indebtedness incurred under Hampshire Group's Credit Agreement (as defined below) and Hampshire Group's outstanding Insurance Notes (as defined below), bear interest at 9.5% to 11.5% per year and are due in full in 2 1/2 to 4 years. Hampshire Group and its chairman have guaranteed Vintage's obligations pursuant to the Subordinated Notes.

     A portion of the consideration paid by Vintage was obtained through loans under Hampshire Group's senior secured revolving line of credit and letter of credit facility pursuant to the Amended and Restated Credit Agreement and Guaranty, dated as of September 5, 2000 (the "Credit Agreement"), among Hampshire Group, the Guarantors named therein (Hampshire Group's subsidiaries), The Chase Manhattan Bank ("Chase"), HSBC Bank USA, ("HSBC"), The CIT Group/Commercial Services, Inc. ("CIT"), Fleet National Bank ("Fleet"), Israel Discount Bank of New York ("IDB") and Bank of America, N.A. ("BOA") (Chase, HSBC, CIT, Fleet, IDB and BOA collectively the "Banks"), and Chase as agent for the Banks. The Credit Agreement provides for up to $97,937,500 in revolving line of credit and letters of credit.

     Hampshire Group also entered into Amendment No. 1, dated as of September 5, 2000 (the "Amendment"), to the Note Purchase Agreements, dated as of May 15,1998, among Hampshire Group, the Guarantors named therein, Phoenix Home Life Mutual Insurance Company and the Ohio National Life Insurance Company, with respect to the $15,000,000 aggregate principal amount, Senior Secured Notes due January 2, 2008 (the "Insurance Notes"). The Amendment provides for, among other things, changes in the applicable interest rate and principal amortization schedule of the Insurance Notes.

     On September 11, 2000, Vintage changed its name to Item-Eyes, Inc.

     A copy of the press release issued by Hampshire  Group on September 6, 2000
in  respect  of  the   acquisition  is  attached  hereto  as  Exhibit  99.1  and
incorporated hereto by reference.

Item 7.  Financial Statements and Exhibits
------------------------------------------
     In accordance with Item 7, the information required by this item is incorporated by reference from the Registrant's Report on Form 8-K/A to be filed within 60 days after the date on which this Form 8-K is required to be filed.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                   HAMPSHIRE GROUP, LIMITED
                                   (Registrant)



Date:   September 15, 2000         /s/ Ludwig Kuttner
----------------------------       ----------------------------
                                   Ludwig Kuttner
                                   President and Chief Executive Officer
                                   (Principal Executive Officer)



Date:   September 15, 2000         /s/ Charles W. Clayton
----------------------------       ----------------------------
                                   Charles W. Clayton
                                   Vice President, Secretary, Treasurer
                                   and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)


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                                   EXHIBITS


 Exhibit No.                        Description
-------------  ---------------------------------------------------------------

    4.1 Amendment No. 1, dated as of September 5, 2000, to the Note Purchase Agreement, dated as of May 15,1998, among Hampshire Group, the Guarantors named therein, Phoenix Home Life Mutual Insurance Company and the Ohio National Life Insurance Company.

   10.1 Asset Purchase Agreement between Vintage III, Inc., Item-Eyes, Inc. and certain other parties, dated June 26, 2000.

   10.2        Amended  and  Restated   Credit   Agreement  and  Guaranty  among
               Hamphsire Group, the Guarantors named therein, the Banks named therein and The Chase Manhattan Bank as agent for the Banks, dated as of September 5, 2000.

   99.1 Press release dated announcing the completion of the acquisition of the assets and business of Item-Eyes, Inc., dated September 6, 2000.



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